Exhibit 21 - List of Subsidiaries at December 31, 1995:

                          First Alabama Bank (1)
                          Regions Bank of Florida(2)
                          Regions Bank of Georgia(3)
                          Regions Bank of Rome(3)
                          Regions Bank, FSB(4)
                          Regions Bank of Tennessee(5)
                          Regions Bank of Louisiana(6)
                          Trinity Risk Management, Inc. (7)
                          Regions Financial Leasing, Inc. (7)
                          Mortgage Guaranty Title Company (7)
                          Regions Agency, Inc. (7)
                          Regions Financial Building Corporation (7)
                          Regions Investment Company, Inc. (7)
                          Regions Mortgage, Inc. (7)
                          Regions Life Insurance Company (8)
                          The Georgia Company (9)
                          Regions Title Company, Inc. (10)
                          Secor Realty and Investment Corporation(7)
                          Secor Insurance Agency, Inc. Alabama(7)
                          Secor Insurance Agency, Inc. Louisiana(11)
                          Regions Credit Corporation (7)
                          Interstate Billing Service, Inc. (7)



(1) Affiliate state bank in Alabama chartered under the banking laws of Alabama.

(2) Affiliate state bank in Florida chartered under the banking laws of Florida.

(3) Affiliate state bank in Georgia chartered under the banking laws of Georgia.

(4)      Thrift incorporated under the laws of the United States.

(5) Affiliate state bank in Tennessee chartered under the banking laws of Tennessee

(6) Affiliate state bank in Louisiana chartered under the banking laws of Louisiana.

(7) Bank-related subsidiary organized under the Business Corporation Act of the state of Alabama.

(8) Bank-related subsidiary incorporated under the laws of the state of Arizona and doing business principally in the state of Alabama.

(9) Bank-related subsidiary (inactive) incorporated under the laws of the state of Georgia.

(10) Bank-related subsidiary incorporated under the laws of the state of Tennessee.

(11) Bank-related subsidiary incorporated under the laws of the state of Louisiana.